
Exhibit 11 -- Statement Re: Computation of Per-Share Earnings
                                        Three months ended   Nine months ended
                                              May 31,            May 31,
                                           1997      1996      1997      1996
                                         --------- --------- --------- ---------
Primary

 Average shares outstanding              1,575,391 1,567,129 1,573,152 1,564,324

 Net effect of dilutive stock
   options - based on the
   treasury stock method using
   average market price                    146,092   151,445   146,419   161,418
                                         --------- --------- --------- ---------
 Total                                   1,721,483 1,718,574 1,719,571 1,725,742
                                         ========= ========= ========= =========
 Net income                               $217,424  $163,673  $650,577  $410,504
                                          ========  ========  ========  ========
 Per-share amount                            $0.13     $0.10     $0.38     $0.24
                                             =====     =====     =====     =====

Fully Diluted

 Average shares outstanding              1,575,391 1,567,129 1,573,152 1,564,324

 Net effect of dilutive stock
   options - based on the
   treasury stock method using
   the quarter end market price,
   if higher than average
   market price                            157,907   154,790   150,357   166,242
                                         --------- --------- --------- ---------
 Total                                   1,733,298 1,721,919 1,723,509 1,730,566
                                         ========= ========= ========= =========
 Net income                               $217,424  $163,673  $650,577  $410,504
                                          ========  ========  ========  ========
 Per-share amount                            $0.13     $0.10     $0.38     $0.24
                                             =====     =====     =====     =====
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